Exhibit 99.1
Warren Ligan or Cindy Klimstra
Investor Relations
+1.408.576.7722
investor_relations@flextronics.com
Renee Brotherton
Vice President, Corporate Communications
+1.408.576.7189
renee.brotherton@flextronics.com
Flextronics Announces Extensions of Early Tender/Consent Deadline and Expiration Time,
Increase in Consent Fee for Consents without Accepted Tenders of its 6 1/4% Senior Subordinated Notes and Modification to Proposed Amendments to Indentures in
its Partial Tender Offer and Consent Solicitation for its 6 1/2% and 6 1/4% Senior Subordinated Notes
Singapore, June 17, 2009 — Flextronics International Ltd. (NASDAQ: FLEX) announced today that it has extended the Expiration Time and the Early Tender/Consent Deadline for its previously announced cash tender offer (the “Offer”) to purchase up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/2% Senior Subordinated Notes due 2013 (the “6 1/2% Notes”) and up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/4% Senior Subordinated Notes due 2014 (the “6 1/4% Notes” and together with the 6 1/2% Notes, the “Notes”) and its related solicitation of consents to certain proposed amendments to the restricted payments covenants and certain related definitions contained in each of the indentures under which the Notes were issued (the “Consent Solicitation”). The Early Tender/Consent Deadline has been extended from 5:00 p.m., New York City time, on June 16, 2009 to 5:00 p.m., New York City time, on June 19, 2009, unless earlier terminated. The Expiration Time has been extended from 12:00 midnight, New York City time, on June 25, 2009 to 12:00 midnight, New York City time, on June 30, 2009, unless earlier terminated.
In addition, Flextronics announced that it has increased from $10.00 per $1,000 principal amount of 6 1/4% Notes to $23.00 per $1,000 principal amount of 6 1/4% Notes the consent fee (the “Alternative Consent Fee”) payable to holders of 6 1/4% Notes that validly deliver consents to the proposed amendments to the indenture under which the 6 1/4% Notes were issued. The Alternative Consent Fee is payable only with respect to 6 1/4% Notes for which consents are validly delivered without the tender of the related 6 1/4% Notes and 6 1/4% Notes that are validly tendered but which are not accepted for purchase due to proration. The consent fee of $10.00 per $1,000 principal amount of Notes included in the applicable Total Consideration payable for 6 1/4% Notes and 6 1/2% Notes validly tendered in the Offer (and not validly withdrawn) prior to the Early Tender/Consent Deadline and all other aspects of the consideration payable in the Offer and the Consent Solicitation remain unchanged.
Flextronics has also announced that it is modifying the proposed amendments to the restricted payments covenants in each of the indentures under which the Notes were issued such that it would be permitted to make, in addition to other restricted payments permitted pursuant to the each of the indentures, as amended as a result of the Consent Solicitation, additional restricted payments of up to $250.0 million (instead of additional restricted payments of $500.0 million initially provided by the proposed amendments). The complete terms of the proposed amendments will be set forth in a Supplement dated June 17, 2009 to the Offer to Purchase and Consent Solicitation Statement dated May 29, 2009, as previously amended.
In addition, Flextronics has extended to 5:00 p.m., New York City time, on June 19, 2009 the Withdrawal Deadline for 6 1/4% Notes that were validly tendered (and not validly revoked) as of 5:00 p.m., New York City time, on June 16, 2009, solely for the limited purpose of allowing the holders thereof to withdraw their tenders in order to deliver consents with respect to the withdrawn 6 1/4% Notes (without also tendering such Notes) and therefore be eligible to receive the Alternative Consent Fee. Consents delivered with respect to untendered 6 1/4% Notes may not be revoked for any reason. Holders that withdraw previously tendered 6 1/4% Notes prior to the extended Withdrawal Deadline will be deemed to have delivered valid consents (which may not be revoked) whether or not such holders actually deliver consents by any of the methods specified in the Offer to Purchase and Consent Solicitation Statement pursuant to which the Consent Solicitation is being made. Tendered 6 1/2% Notes and consents delivered with respect to 6 1/2% Notes may not be withdrawn or revoked for any reason.

The following table provides information with respect to the Offer and the Consent Solicitation and summarizes the Base Offer Consideration, Early Tender Premium, Consent Fee and Total Consideration payable with respect to the 6 1/4% Notes and the 6 1/2% Notes, and the Alternative Consent Fee payable with respect to the 6 1/4% Notes:

		Aggregate
		Principal	Maximum		Early
	CUSIP	Amount	Acceptance	Base Offer	Tender	Consent	Total	Alternative
Title of Security	Number	Outstanding	Amount	Consideration(1)	Premium(1)	Fee(1)	Consideration(1)	Consent Fee(1)
6 1/2% Senior Subordinated Notes due 2013	33938EAJ6	$399,622,000	$100,000,000	$960.00	$30.00	$10.00	$1,000.00	N/A
6 1/4% Senior Subordinated Notes due 2014	33938EAN7	$402,090,000	$100,000,000	$910.00	$30.00	$10.00	$950.00	$23.00

(1)	Per $1,000 principal amount of Notes
To be eligible to receive the Early Tender Premium and/or the applicable Consent Fee or the Alternative Consent Fee, holders must validly tender their Notes and/or validly deliver their Consents prior to the Early Tender/Consent Deadline.
Holders that validly tender their Notes after the Early Tender/Consent Deadline and prior to the Expiration Time will be eligible to receive only the applicable Base Offer Consideration set forth in the table above. In addition to the applicable Total Consideration or the applicable Base Offer Consideration, as the case may be, holders whose Notes are accepted for purchase in the Offer will receive accrued and unpaid interest from and including the last interest payment date up to, but excluding, the date on which payment of the applicable Total Consideration or Base Offer Consideration, as the case may be, for Notes purchased in the Offer is deposited by Flextronics with the depositary (the “Payment Date”), which is expected to occur promptly following the Expiration Time. If the aggregate principal amount of 6 1/2% Notes or 6 1/4% Notes tendered exceeds the $100,000,000 maximum acceptance amount of such Notes, tendering holders of the oversubscribed series of Notes will be subject to proration.
Holders may validly deliver their consents without tendering the related Notes. Holders that validly deliver consents without also tendering the related Notes will be eligible to receive the Consent Fee in the case of 6 1/2% Notes and the Alternative Consent Fee in the case of 6 1/4% Notes.
As of 5:00 p.m., New York City time, on June 16, 2009, approximately $188.9 million aggregate principal amount of 6 1/2% Notes were tendered for purchase in the Offer and consents relating to approximately an additional $5.5 million aggregate principal amount of 6 1/2% Notes were delivered in the Consent Solicitation without the related Notes being tendered in the Offer. As of the same time and date, approximately $94.3 million aggregate principal amount of 6 1/4% Notes were tendered for purchase in the Offer and consents relating to approximately an additional $19.8 million aggregate principal amount of 6 1/4% Notes were delivered in the Consent Solicitation without the related Notes being tendered in the Offer.

Except as described above, all other terms and conditions of the Offer and the Consent Solicitation remain in full force and effect. The complete terms and conditions of the Offer and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement dated May 29, 2009, the Supplement thereto and the related Consent and Letter of Transmittal, copies of which may be obtained by contacting U.S. Bank National Association as the Information Agent at (800) 934-6802, #7, #7 (toll free) or (651) 495-4738.
The Company has engaged Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. to serve as Dealer Managers for the Offer and as Solicitation Agents for the Consent Solicitation. Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. can be contacted at (212) 538-1861 (collect) or (800) 820-1653 (toll free) and (212) 250-6008 (collect) or (866) 627-0391 (toll free), respectively.
The information set forth in this press release is incomplete. Holders should read the information in the press release in conjunction with the Offer to Purchase and Consent Solicitation Statement dated May 29, 2009 and the related Consent and Letter of Transmittal, as amended and supplemented from time to time, including by the Supplement dated June 17, 2009 to the Offer to Purchase and Consent Solicitation Statement, which fully set forth the terms and conditions of the Offer and the Consent Solicitation. The Offer and the Consent Solicitation are being made solely to such persons and in such jurisdictions as are permitted under applicable law. No recommendation is made as to whether holders of the Notes should tender their Notes or give consents.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer, industrial, infrastructure, medical and mobile OEMs. With fiscal year 2009 revenues of US$30.9 billion, Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
Safe Harbor Statement
Certain statements made in this press release, other than statements of historical fact, are, or may be deemed to be, forward-looking statements. The words “will,” “may,” “designed to,” “believe,” “should,” “anticipate,” “plan,” “expect,” “intend,” “estimate” and similar expressions identify forward-looking statements, which speak only as of the date of this press release. These statements include Flextronics’s plan to purchase up to 25% of the principal amount of each series of Notes in the Offer. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include those described in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as well as in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.
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